UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2022

370 Markets LLC

(Exact name of registrant as specified in its charter)

Delaware	85-1602921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8545 W. Warm Springs Road, Ste A4 #192 Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

702.860.9650
Registrant’s telephone number, including area code

Series Holy Grail Shares, Series Silicon Valley Shares, Series Legacy Shares, Series Speedboat Shares, Series The Goats Shares, Series North Carolina Shares, Series Born and BRED Shares, Series Mamba Shares, Series Grammy Shares, Series Hova Shares, Series Kobe AJ Pack Shares, Series OG AF1 Pack Shares, Series 85 Boxed Jordan Shares, Series 85 AJ Colors Pack Shares, Series 85 Chicago B-Grade Shares, Series Off-White The Ten Shares, Series OVO Pack Shares, Series Air Yeezy 2 Collection Shares, Series UNDFTD AJ4 Shares, Series Nipsey AJ3 Shares, Series Usher Gold Pack Shares, Series Eminem AJ 4 Shares, Series Dr J Pack Shares, Series DJ AM Collection Shares, Series Music Box AF1 Shares, Series SB Mummy Dunk Shares, Series SB Strawberry Cough Shares, Series Dark Marina Blue Jordan 1 release Shares
(Title of each class of securities issued pursuant to Regulation A)

In this Annual Report on Form 1-K (the “Annual Report”), the terms “370 Markets”, “Rares Markets” “we”, “us”, “our” or the “Company” refer to 370 Markets, LLC.

THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE ANNUAL REPORT, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The market data and certain other statistical information used throughout this Annual Report are based on independent industry publications, governmental publications, reports by market research firms, or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this Annual Report, and we believe that these sources are reliable. We have not independently verified the information contained in such publications. While we are not aware of any misstatements regarding any third-party information presented in this Annual Report, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some data are also based on our good faith estimates.

SERIES OFFERING TABLE

The Series offering table below shows key information related to the offering of each Series of our Company.

Series Name	Underlying Asset(s)	Maximum Offering Amount	Maximum Shares	Minimum Investment	Qualification Date (1)	Offering Opening Date (2)	Status (3)
Holy Grail	1 pair of new/never worn 1985 Nike Air Jordan 1 in red/black colorway size 9	$40,000	2,500	5 Shares or $80.00	3/24/21	3/24/21	Closed
Silicon Valley	1 pair of used 1990’s Apple Sneakers made by Omega exclusively for Apple in white colorway size 9.5	$18,000	1,500	3 Shares or $36.00	3/24/21	3/24/21	Closed
Legacy	1 pair of new1983 Nike Air Ship in Blue and White colorway in size 9	$10,000	500	2 Shares or $40.00	3/24/21	3/24/21	Open
Speedboat	1 pair of new/never worn 1985 Air Jordan 1 Low in Metallic Blue colorway size 11.5	$15,000	1,500	3 Shares or $30.00	3/24/21	3/24/21	Open
The Goats	4 pairs of shoes -- in new condition ranging in sizes 9 to 13; 1985 Air Jordan 1 White colorway size 9; 1985 Air Jordan 1 Metallic Blue colorway size 10.5; 2004 Air Force 1 Kobe Friends & Family Blue Patent Leather colorway size 11; 2004 Air Force 1 Kobe Players Edition Red size 13	$55,000	2,500	5 Shares or $110	3/24/21	3/24/21	Closed
North Carolina	1 pair of new/never worn 1985 Nike Air Jordan Dark Powder Blue colorway size 8.5	$15,000	1,500	1 Shares or $10.00	3/24/21	3/24/21	Open
Born and BRED	1 pair of new/never worn 1985 Nike Air Jordan 1 Black & Red colorway size 10	$15,000	1,500	1 Shares or $10.00	3/24/21	3/24/21	Open
Mamba	1 pair of new/never worn 2004 Nike Air Force 1, Kobe Bryant Players Edition Sample grey/white colorway size 14	$14,000	2,000	1 Shares or $7.00	3/24/21	3/24/21	Open
Grammy	1 pair of lightly worn 2007 Nike Air Yeezy Prototype, Size 12, Grammy-worn and made in collaboration by Artist Kanye West	1,800,000	120,000	1 Share or $25.00	3/24/21	3/24/21	Closed
Hova	2 pairs of shoes -- new 2010 Nike Air Force 1 made in collaboration with artist Jay-Z for World Basketball Festival Brazil charity in black colorway size 12	$26,000	2,000	3 Shares or $39.00	9/10/21	9/10/21	Closed
Kobe AJ Pack	2 pair of shoes by Jordan size 7 in collaboration with Kobe Bryant in Very Good condition	$30,000	1,250	1 Share or $24.00	3/29/2022	3/30/2022	Open

Series Name	Underlying Asset(s)	Maximum Offering Amount	Maximum Shares	Minimum Investment	Qualification Date (1)	Offering Opening Date (2)	Status (3)
OG AF1 Pack	2 pairs of shoes by Nike 1 game worn and autographed by Calvin Natt and 1 in excellent condition in size 13.5	$25,000	2,500	1 Share or $10.00	3/29/2022	3/30/2022	Open
85 Boxed Jordan	2 pairs of shoes by Nike; 1985 with original box both in very good condition; men’s sizes 8.5 and 5	$30,000	6,000	1 Share or $5.00	3/29/2022	3/30/2022	Open
85 AJ Colors Pack	4 pairs of shoes by Nike; ranging from very good to excellent condition, men’s sizes 11 to 12	$40,000	8,000	1 Share or $5.00	3/29/2022	3/30/2022	Open
85 Chicago B-Grade	1 pair of excellent condition white/black/red colorway size 7.5 1985 Jordan 1 High	$15,000	3,000	1 Share or $5.00	3/29/2022	3/30/2022	Open
Air Force 1	1982 Nike Air Force 1 Players Edition, Signed by Calvin Natt (both Shoes are signed)	$35,000	2,500	3 Shares or $42.00	3/24/21	3/24/21	Withdrawn
Deadstock	1985 Nike Air Jordan 1 Metallic Blue with Box and Hangtag	$15,000	1,500	3 Shares or $30.00	3/24/21	3/24/21	Withdrawn
Jordan Colorway	5 pairs of 1985 Nike Air Jordan	$55,000	2,500	3 Shares or $66.00	3/24/21	3/24/21	Withdrawn
Windy City	2 pairs of 1985 Nike Air Jordan 1 Chicago	$26,000	2,000	5 Shares or $65.00	3/24/21	3/24/21	Withdrawn
Off-White The Ten	10 pairs of new shoes in mint to excellent condition made by Nike in collaboration with Virgil Abloh (OFF-WHITE, Louis Vuitton) ranging in size from 9.5 to 14	$30,000	1,500	1 Share or $20.00	3/29/2022	3/30/2022	Open
OVO Pack	4 pairs of shoes in near mint to mint condition by Air Jordan in collaboration with Drake’s label October’s Very Own sizes range from 9.5 to 13	$55,000	2,200	1 Share or $25.00	3/29/2022	3/30/2022	Open
Air Yeezy 2 Collection	3 Pairs of shoes by Nike in collaboration with Kanye West in size 13 ranging from mint to near mint condition	$35,000	3,500	1 Share or $10.00	3/29/2022/A	3/30/2022	Open
UNDFTD AJ4	1 pair of gem mint condition green/clementine/black size 13 Jordan 4 Retro	$40,000	1,333	1 Share or $30.00	3/29/2022	3/30/2022	Open
Nipsey AJ3	1 pair of gem mint condition black cement size 8.5 Jordan 3 Retro	$18,000	1,800	1 Share or $10.00	3/29/2022	3/30/2022	Open
Usher Gold Pack	3 pairs of shoes by Jordan size 7 in collaboration with Usher in excellent to near mint condition	$40,000	2,667	1 Share or $15.00	3/29/2022	3/30/2022	Open
Eminem AJ 4	1 pair of near mint condition black/white/chrome size 7.5 Jordan 4 Retro	$22,000	2,750	1 Share or $8.00	3/29/2022	3/30/2022	Open
Dr J Pack	1 pair of excellent condition white/red size 15.5 autographed Converse	$12,000	2,400	1 Share or $5.00	3/29/2022	3/30/2022	Open

Series Name	Underlying Asset(s)	Maximum Offering Amount	Maximum Shares	Minimum Investment	Qualification Date (1)	Offering Opening Date (2)	Status (3)
DJ AM Collection	6 pairs of shoes by Nike and Jordan in fair to gem mint condition with sizes ranging from 11 to 12	$25,000	5,000	1 Share or $5.00	3/29/2022	3/30/2022	Open
Music Box AF1	1 pair of perfect gem mint condition in collaboration with DJ Clark Kent in black/silver, size 12.5	$6,000	6,000	1 Share or $1.00	3/29/2022	3/30/2022	Open
SB Mummy Dunk	1 pair of gem mint condition coconut milk/seafoam/yellow size 10.5	$110	110	1 Share or $1.00	3/29/2022	3/30/2022	Closed
SB Strawberry Cough	1 pair of gem mint condition university red/spinach green/magic ember size 10.5	$110	110	1 Share or $1.00	3/29/2022	3/30/2022	Open
Dark Marina Blue Jordan 1 release	23 pairs of shoes by Nike; gem mint condition dark marina blue/black colorway sizes 4-13	$5,175	1,035	1 Share or $5.00	3/29/2022	3/30/2022	Open

(1)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Securities and Exchange Commission (the “Commission”).
(2)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.
(3)	In this column, “Open” indicates that the offering has been qualified by the SEC and the Company is actively accepting investments in that offering. “Closed” indicates that the offering was previously Open and accepting investments, but is now no longer accepting investments. “Not Yet Qualified” indicates that the offering has not yet been qualified by the SEC, and therefore is not open for investment. “Withdrawn” indicates an offering that was either previously qualified by the SEC or submitted to the SEC for qualification in an offering statement that the Company has subsequently decided to cancel, returning any investments received by the Company from investors in that offering and preventing any future investment in that offering.

As of the date of this report, no additional series have been authorized by the Company other than set forth in the table above.

Item 1. Business

Overview

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed June 29, 2020. Rares Markets was formed to permit public investment in specific Underlying Assets, each of which (or groups of which, as the case may be) will be owned by a separate Series of the Company that we intend to establish. Each Series will hold the specific Underlying Asset that it acquires. The Company’s core business will be the identification, acquisition, marketing and management of individual Underlying Assets for the benefit of the Investors. Each Series is intended to own either a single asset or a group of assets. These Underlying Assets may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.”

370 Legacy Inc., a Delaware corporation, is the Manager of the Company and the each of the Series of our Company. 370 Legacy, Inc. also owns and operates a mobile app-based investment platform and website called Rares (with such platform, and any successor platform used by the Company for the offer and sale of Shares, known as the “Rares Platform”) through which the Shares of each of our Series are offered and sold. The Manager presently owns 100% of each of the Underlying Assets of each Series. At the final closing of each Offering. The Manager will, together with its affiliates, own at least 2% of the Shares of each Series. However, the Manager may sell some or all of the Shares acquired in such Series after the closing of a Series’ Offering.

Series Offerings

The Company offers “Shares” in each of the Series of the Company, which represent limited liability company interests in such Series of the Company. All of the Series of the Company may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

The Shares represent an investment in the various Series and thus indirectly into the Underlying assets of each Series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Assets described to investors in our offering materials. However, we expect that the operations of the Company, including the issuance of additional Shares and the acquisition of additional Underlying Assets, will benefit investors by enabling each Series to benefit from economies of scale.

The Company’s core competency is the identification, acquisition, marketing and management of investment grade collectible sneakers for the benefit of the investors. In addition, through the use the Rares Platform, the Company aspires to offer a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and through the use of the Rares Platform, aims to provide investors with access to collectable sneakers for investment, portfolio diversification and potential secondary market liquidity for their Shares (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained).

Our objective is to become the leading marketplace for investing in collectable sneakers and, through the Rares Platform, to provide investors with financial returns commensurate with returns in the collectible sneaker market, to enable deeper and more meaningful participation by sneaker enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class sneaker collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Manager

Our amended and restated limited liability company operating agreement (the “Operating Agreement”) designates the Manager as the managing member of the Company. The Manager has the power and authority to enter into of contracts and incur liabilities for the Company, to conduct of the Company’s business, to execute all instruments and documents on behalf of the Company and other duties as set out in the Company’s Operating Agreement.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member of the Company, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of Shares or any of the Shareholders and will not be subject to any different standards imposed by the Operating Agreement, the Delaware Limited Liability Company Act, or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the Shareholders.

See “Item 3. Directors and Officers” of this Annual Report for additional information regarding the Manager.

Indemnification of the Manager

The Operating Agreement provides, in part, that neither the Manager nor any officer or member nor any affiliate of the Company (each a “Covered Person”) shall be liable to the Company or any other person or entity who is bound by the Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Covered Persons shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of Company assets only, and the Shareholders shall not have personal liability on account thereof.

Operating Expenses

Upon a closing of an Offering, each Series closed will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

(i) any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset(s), including taxes, fees, storage, security, valuation, custodial, marketing, maintenance, refurbishment, perfection of title and utilization of the Underlying Asset;

(ii) fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Shares, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Shares (if applicable);

(iii) fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with the Series of Shares;

(iv) fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Shares;

(v) any indemnification payments;

(vi) any and all insurance premiums or expenses incurred in connection with the Underlying Asset(s); and

(vii) any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures of the Manager.

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series, and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Offering Expenses

Each Series of Shares will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the Shares associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, holding account or escrow account, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses).

Acquisition Expenses

Each Series of Shares will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of each Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Rares Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with this Offering, Dalmore will receive a fee equal to 1% of the amount raised through this Offering (the “Brokerage Fee”). Each Series of Shares will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Shares in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds of such offering.

Management Fee

Each Series will pay the Manager an annual fee of 5% of the post offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series (the “Management Fee”.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series Shareholders. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Shares, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details of Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Series
Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Series
Escrow account fees for the administration of escrow accounts related to the offering	Allocable directly to the applicable Underlying Asset
Holding Account fees for the administration of Holding Accounts related to the offering	Allocable directly to the applicable Underlying Asset
Compliance work including diligence related to the preparation of a Series	Allocable directly to the applicable Underlying Asset
Acquisition Expense	Allocable directly to the applicable Underlying Asset
Insurance	Allocable pro rata to the value of Underlying Assets
Preparation of marketing materials	Allocable pro rata to the number of Series
Interest expense in the case an Underlying Asset was pre- purchased by the Company prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
Storage fees	Allocable pro rata to the number of Series
Appraisal and valuation fees	Allocable directly to the applicable Underlying Asset
Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Series
Audit, accounting and bookkeeping related to the reporting requirements of the Series	Allocable pro rata to the number of Series
Indemnification payments under the Operating Agreement	Allocable pro rata to the value of Underlying Assets

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

Sneaker Market Assessment

We believe the sneaker market to be on the cusp of global expansion. Over the last 5 years, we have seen a rise in the sneaker culture, from an underground and urban phenomenon to a more mainstream and growing market. This has to do, in part, with a growth in social media and access to various methods of sourcing and acquiring rare and vintage sneakers. Alongside the growth of various methods for collecting and acquisition, we have seen new online portals to buy and trade sneakers. This shift from a primarily in-person and auction-based asset sales channel to online disposition helps to magnify the market potential. Thus, we have seen a significant rise in the volume of transactions and associated businesses within the industry.

However, despite the shift to a more mainstream market, the sneaker industry has always had a strong connection to celebrities, endorsements, athletes and cultural icons. Most people attribute the sneaker culture to the Chuck Taylor Converse era, most prominently seen in basketball in the early 1900’s. In the early 1980’s, Nike and Air Jordan dominated the sneaker industry, and started the cultural phenomenon we recognize today. As an illustrative example, original pricing of the Air Jordan on release in 1985 was $65.00 retail. According to a CNN article published in August 2020, a pair of Nikes worn by Michael Jordan broke the record for the most expensive sneakers ever sold at auction at the time, fetching $615,000. Largely, the vintage sneaker market can be classified into three current eras (not taking into account specialty, game-work or highly collectible one-of-a-kind assets): “vintage sneakers (1980’s – 1995),” “hip-hop and urban (1995 – 2014)” and “hype drops (present).” We believe there are strong and growing markets for each era of sneaker, as well as the collectible one-of-a-kind market.

With the growth of this market, and the popular trends associated within, we believe the market to be consistent and strong. Market demographics range from individual collectors to enthusiasts. Furthermore, we believe the collectible sneaker market to be a global industry.

There are risks associated with collecting sneakers: most notably, with fraudulent or counterfeit sneakers. We believe this risk can be mitigated with a strong sourcing protocol, and adequately verifying the authenticity of sneakers through its provenance, ownership history and chain of custody verification. We believe dealing with reputable collectors will mitigate this risk substantially.

Depreciation

The Company treats sneakers as collectible, and therefore will not depreciate or amortize the Series’ going forward. The Company may depreciate or amortize any materials used in the maintenance of collectible sneakers going forward.

Multiple Series

The Manager has acquired multiple assets, which will be divided into various series’ (“The Collection”) based on their relevance and respective collector value. The Manager will convey title for each asset into the various Series prior to the Offering against a note payable back to the Manager for the cost.  In each Series, the Series will hold title to the assets prior to the Offering of any Shares to investors.

Legal Proceedings

None of the Company, any series, the Manager, nor any director or executive officer of the Manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed on June 29, 2020. We have only conducted limited operations prior to the date of this Annual Report and will not conduct any business activities except for activities relating to the Underlying Assets. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Operating Results

Revenues

Revenues are generated at the Series level and are expected to be derived from the sale of each Underlying Asset in the associated Series. As of the date of this Annual Report, neither the Company nor any Series of the Company has generated any revenues, as the none of our Series has sold its Underlying Assets. We have no definitive plans for generating revenues with any Underlying Asset.

Operating Expenses

The Operating Expenses incurred prior to the closing of an offering related to any Underlying Asset is paid by 370 Markets LLC. After acquiring an Underlying Asset, each Series become responsible for its own Operating Expenses, such as storage, insurance or maintenance.

For the year ended December 31, 2022, our Series collectively incurred a total of $149,626 in operating expenses, compared to $124,654 in operating expenses for the year ended December 31, 2021. In 2022 and 2021, the majority of the operating expenses incurred by our Series were comprised of Management Fees paid to our Manager. Each Series pays the Manager an annual fee of 5% of the post-offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series (the “Management Fee”). For the years ended December 31, 2022 and 2021, our Series collectively paid the Manager $118,323 and $118,312, respectively, in Management Fees. The remainder of operating expenses in 2022 and 2021 was comprised of general and administrative expenses, which totaled $31,303 for the year ended December 31, 2022, compared to $6,341 for the year ended December 31, 2021. This increase in general and administrative expenses in 2022 compared to 2021 was the result of additional listing and storage fees in 2023.

Net Loss

As a result of the cumulative effect of the foregoing factors, we generated a net loss of $149,626 for the year ended December 31, 2022, compared to a net loss of $124,654 for the year ended December 31, 2021.

Liquidity and Capital Resources

From inception, the Company has financed its business activities through capital contributions, and each Series has been supported by intercompany loans from our Manager. The loans are recorded as current liabilities and will be paid back out of the proceeds of successful offerings. As of December 31, 2022, the Company had cash or cash equivalents of $2,772.

Through December 31, 2022, collectible assets have been purchased by the Manager on behalf of the Company and/or directly by the Company. As of December 31, 2022, the Company had $2,448,368 in total collectibles assets, the majority of which was comprised of the Underlying Assets held by the Series of the Company (and $86,878 of which was not yet allocated to a particular Series).

During the years ended December 31, 2022 and 2021, the Company’s Series raised, net of issuance costs, a total of $33,847 and $121,370, respectively, in proceeds from Series offerings that held closings in those years. Refer to the respective statements of members’ equity for a breakdown by each Series.

Inter Company Loans

In connection with the acquisition of the Underlying Assets, our Manager has advanced funds to each of our Series in the form of a non-interest bearing promissory note, which will be repaid out of the proceeds of each Series Offering. As of December 31, 2022 and 2021, certain Series owed an aggregate of $2,372,518 and $2,260,487, respectively, to the Manager, including the initial funding to acquire collectible assets as well as general and administrative expenses incurred by the Manager on behalf of the Company. These amounts owed to the Manager are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. These funds were used by the Series to acquire the Underlying Assets of each Series.

As of December 31, 2022 and 2021, the Company owed the founder and Chief Executive Officer $31,040 and $30,820, respectively. The advances are non-interest bearing with no stated repayment terms and are considered due on demand. This amount is still outstanding as of the date of this Annual Report.

Additionally, as of December 31, 2022, certain Series were owed an aggregate of $24,194 pertaining to Series membership contributions held by the Manager. These advances are non-interest bearing with no stated repayment terms and are considered due on demand.

Plan of Operations

The Company plans to launch additional offerings of various Series in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional collectible sneakers, which we anticipate will enable the Company to reduce operating expenses for each Series.

Item 3. Directors and Officers

Manager

The Manager of the Company is 370 Legacy, Inc., a Delaware corporation formed on June 29, 2020.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for maintaining or improving each Underlying Asset’s quality, determining how to monetize each Series by evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company follows guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Shareholders. The Manager itself has a minimal track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

●	Underlying Asset Sourcing and Disposition Services. This includes defining and overseeing the overall Underlying Asset sourcing and disposition strategy;

●	Managing The Company’s Underlying Asset Sourcing Activities. This includes creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

●	Negotiating and structuring the terms and conditions of acquisitions of assets;

●	Evaluating any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

●	Structuring and negotiating the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

●	Creating and managing all series of Shares for offerings related to Underlying Assets on the Rares Platform;

●	Developing offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

●	Creating and submitting all necessary regulatory filings including, but not limited to: commission filings and financial audits and coordinate with the broker-dealer of record, lawyers, accountants as necessary in such processes;

●	Preparing all marketing materials related to offerings and obtain approval for such materials from the broker-dealer of record;

●	Together with the broker-dealer of record, coordinating the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	Creating and implementing various technology services, transactional services, and electronic communications related to any offerings;

●	Performing or facilitating all other necessary offering related services;

●	Providing any appropriate updates related to Underlying Assets or offerings electronically or through the Rares Platform;

●	Managing communications with Shareholders, including answering e-mails, preparing and sending written and electronic reports and other communications;

●	Establishing technology infrastructure to assist in providing Shareholder support and services;

●	Determining our distribution policy and determine amounts of and authorize distributions from time to time;

●	Managing and performing the various administrative functions necessary for our day-to-day operations;

●	Providing financial and operational planning services and collection management functions including determination, administration and servicing of any reimbursement obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

●	Administering the potential issuance of additional Shares to cover any potential Operating Expense shortfalls;

●	Maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

●	Maintaining all appropriate books and records for the Company and all the series of Shares;

●	Obtaining and updating market research and economic and statistical data in connection with the Underlying Assets and the general collectible sneaker market;

●	Overseeing tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	Supervising the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	Providing all necessary cash management services;

●	Managing and coordinating with the transfer agent, if any, the process of making distributions and payments to Shareholders or the transfer or re-sale of securities as may be permitted by law;

●	Evaluating and obtaining adequate insurance coverage for the Underlying Assets based upon risk management determinations;

●	Providing timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

●	Evaluating our corporate governance structure and appropriate policies and procedures related thereto; and

●	Overseeing all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Gerome Daren Sapp	CEO	42	April 1, 2020 to present	80
Hector N. Tantoh	CMO	40	April 1, 2020 to present	25
Directors:
Gerome Daren Sapp	Director	42	June 29, 2020 to present	10

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Gerome Daren Sapp, Chief Executive Officer and Director

Gerome is a former professional football player-turned-serial entrepreneur that has built several businesses spanning social media, consumer goods and health food. In 2017, Gerome built HealthBinge, a healthy alternative to food-on-the-run based in Las Vegas, Nevada. Prior to HealthBinge, Gerome founded Fluencr, an online content and social media platform aiming to take influencer marketing to the next level where he worked from 2013-2015.

Gerome played in the National Football League for 6 seasons, primarily with the Baltimore Ravens and Indianapolis Colts.

Gerome graduated from University of Notre Dame where he studied finance, was a 4-time letter-winner and football team captain. In addition to his undergraduate degree, Gerome completed an executive Master of Business Administration from Harvard Business School.

Hector Tantoh, Chief Marketing Officer

Hector is an accomplished sales and business development executive with experience in renewable energy, technology and scaling social media platforms. Prior to Rares Markets, Hector worked at Data Republic in a strategic and growth capacity and was responsible for the innovation process for the data engineering firm. In prior roles, Hector worked as a Global Account Manager for WESCO Distribution (WCC, NYSE), a leading renewable energy technology company.

Hector has a Bachelor of Science from The Ohio State University, and a Master of Business Administration from Pennsylvania State University.

Compensation Of Executive Officers And Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from 370 Legacy, Inc. For the fiscal year ended December 31, 2022, compensation to the executive officers and directors of 370 Legacy, Inc. is set out in the chart below. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Name	Position	Cash compensation	Stock Equity Award Value	Total compensation
Gerome Daren Sapp	CEO	$0.00	$0.00	$0.00
Matthew Daniel Hall (1)	COO	$0.00	$0.00	$0.00
Kenneth Anand (2)	COO	$0.00	$0.00	$0.00
Hector N. Tantoh	CMO	$0.00	$0.00	$0.00

(1)	Matthew Daniel Hall resigned from all officer and director positions with the Company on May 6, 2022.
(2)	Kenneth Anand joined the Company as its COO on May 6, 2022. He resigned on June 15, 2022.

Item 4. Security Ownership of Management and Certain Securityholders

The Company is managed by 370 Legacy, Inc. At the Closing of any Series Offering, 370 Legacy, Inc. or an affiliate will own at least 2% of the Shares in each Series, acquired on the same terms as the other Investors. Throughout any Series’ Offering, 370 Legacy, Inc. or an affiliate, has the right to purchase up to an additional 8% of the Shares, capped at 10% in total of the Shares in each Series. 370 Legacy, Inc. or an affiliate may sell some or all of the Shares acquired in each Series pursuant to from time to time after the closing of a Series’ Offering.

As of the date of this Annual Report, 370 Markets LLC holds 100% of the beneficial interest in each Series (granted upon designation of each Series) other than Series HOVA, for which it owns no beneficial interests.

Upon the Closing of the Offering for each Series, 370 Legacy, Inc. expects to own at least 2% of the Series.

Item 5. Interest of Management and Others in Certain Transactions

In connection with the acquisition of the Underlying Assets, our Manager has advanced funds to each of our Series in the form of a non-interest bearing promissory note, which will be repaid out of the proceeds of each Series Offering. As of December 31, 2022 and 2021, certain Series owed an aggregate of $2,372,518 and $2,260,487, respectively, to the Manager, including the initial funding to acquire collectible assets as well as general and administrative expenses incurred by the Manager on behalf of the Company. These amounts owed to the Manager are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. These funds were used by the Series to acquire the Underlying Assets of each Series.

As of December 31, 2022 and 2021, the Company owed the founder and Chief Executive Officer $111,240 and $111,020, respectively. The advances are non-interest bearing with no stated repayment terms and are considered due on demand. This amount is still outstanding as of the date of this Annual Report.

Additionally, as of December 31, 2022, certain Series were owed an aggregate of $24,194 pertaining to Series membership contributions held by the Manager. These advances are non-interest bearing with no stated repayment terms and are considered due on demand.

Item 6. Other Information

Changes in Issuer’s Certifying Accountant

(a) Resignation of Independent Accounting Firm

On January 23, 2023, the Company accepted and approved the resignation of its former independent accounting firm, IndigoSpire CPA Group (“IndigoSpire").

IndigoSpires’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2020 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2020 and December 31, 2021 and through the subsequent date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and IndigoSpire on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to IndigoSpire's satisfaction, would have caused IndigoSpire to make reference to the matter in their report. During the fiscal years ended December 31, 2020 and December 31, 2021 and through the subsequent date of dismissal there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided IndigoSpire with a copy of this Current Report information to be included in the Company’s Form 1-K and requested that it provide the Company with a letter addressed to the Securities and Exchange Commission indicating whether or not IndigoSpire agrees with the disclosures contained herein and, if not, the respects in which it does not agreement. A copy of the IndigoSpire letter, dated April 26, 2023, is filed as Exhibit 9.1 to this Annual Report.

(b) Appointment of Independent Accounting Firm

On January 23, 2023 the Company approved and ratified the appointment of Morison Cogen LLP as the Company’s new independent accountant. Neither the Company nor anyone acting on its behalf has consulted with Morison Cogen LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Morison Cogen LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

Item 7. Financial Statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
370 Markets, LLC and its Series

Las Vegas, Nevada

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of 370 Markets, LLC and its Series (the Company) as of December 31, 2022, and the related consolidated and consolidating statements of comprehensive loss, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of their operations and their cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 4. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2023.

Blue Bell, Pennsylvania

May 1, 2023

INDEPENDENT AUDITOR’S REPORT

To:	Board of Managers, 370 MARKETS, LLC
Re:	2021 Financial Statement Audit

Opinion on the Restated Consolidated and Consolidating Financial Statements

We have audited the accompanying restated consolidated and consolidating financial statements of 370 MARKETS, LLC (a series limited liability company organized in Delaware) (the “Company”), which comprise the restated consolidated and consolidating balance sheet as of December 31, 2021, and the related restated consolidated and consolidating statements of operations, changes in member equity, and cash flows for the calendar year period ended December 31, 2021, and the related notes to such financial statements. In our opinion, the restated consolidated and consolidating financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations, changes in member equity and its cash flows for the calendar year period ended December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Restatement of 2021 Financial Statements

As discussed in Note 3 - Restatement of Previously Issued Financial Statements, the consolidated and consolidating financial statements for 2021 have been restated to correct misstatements related to the consolidating series and accrual of management fees.

Going Concern

The accompanying restated consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 4. The restated consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these restated consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these restated consolidated and consolidating financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 29, 2022 except for Note 3 – Restatement of Previously Issued Financial Statements, as to which the date is April 26, 2023

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	43,050	23,888	-	-	-	1,130
Total current assets	43,050	23,888	-	-	-	1,130
Collectibles	1,950,750	9,750	6,769	6,769	13,538	7,500
Total assets	$1,993,800	$33,638	$6,769	$6,769	$13,538	$8,630

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$2,078,930	$11,065	$7,255	$7,255	$14,449	$8,363
Total liabilities	2,078,930	11,065	7,255	7,255	14,449	8,363

Members’ equity (deficit):
Members’ capital	140,588	24,376	338	338	677	1,754
Accumulated deficit	(225,717)	(1,803)	(824)	(824)	(1,587)	(1,487)
Total members’ equity (deficit)	(85,130)	22,573	(485)	(485)	(910)	267
Total liabilities and members’ equity (deficit)	$1,993,800	$33,638	$6,769	$6,769	$13,538	$8,630

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	432	1,600	1,690	2,490	12,087	2,130
Total current assets	432	1,600	1,690	2,490	12,087	2,130
Collectibles	5,000	36,000	9,500	20,000	12,000	35,000
Total assets	$5,432	$37,600	$11,190	$22,490	$24,087	$37,130

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$5,382	$38,673	$10,186	$21,358	$13,162	$37,294
Total liabilities	5,382	38,673	10,186	21,358	13,162	37,294

Members’ equity (deficit):
Members’ capital	682	3,075	2,165	3,490	12,687	3,880
Accumulated deficit	(632)	(4,148)	(1,161)	(2,358)	(1,762)	(4,044)
Total members’ equity (deficit)	50	(1,073)	1,004	1,132	10,925	(164)
Total liabilities and members’ equity (deficit)	$5,432	$37,600	$11,190	$22,490	$24,087	$37,130

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	1,395	23,509	2,660	9,380	24,112	1,800
Total current assets	1,395	23,509	2,660	9,380	24,112	1,800
Collectibles	35,000	14,000	6,950	6,769	20,038	6,769
Total assets	$36,395	$37,509	$9,610	$16,149	$44,150	$8,569

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$37,281	$15,616	$7,492	$7,506	$22,052	$7,285
Total liabilities	37,281	15,616	7,492	7,506	22,052	7,285

Members’ equity (deficit):
Members’ capital	3,145	24,209	3,008	9,718	25,114	2,138
Accumulated deficit	(4,031)	(2,316)	(889)	(1,075)	(3,015)	(854)
Total members’ equity (deficit)	(886)	21,893	2,118	8,644	22,099	1,284
Total liabilities and members’ equity (deficit)	$36,395	$37,509	$9,610	$16,149	$44,150	$8,569

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	-	-	2,160	-	400	95
Total current assets	-	-	2,160	-	400	95
Collectibles	13,538	6,769	27,077	25,000	23,000	23,843
Total assets	$13,538	$6,769	$29,237	$25,000	$23,400	$23,938

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$14,449	$7,255	$28,877	$26,198	$24,511	$25,401
Total liabilities	14,449	7,255	28,877	26,198	24,511	25,401

Members’ equity (deficit):
Members’ capital	677	338	3,514	1,682	1,550	1,287
Accumulated deficit	(1,587)	(824)	(3,154)	(2,880)	(2,661)	(2,751)
Total members’ equity (deficit)	(910)	(485)	360	(1,198)	(1,111)	(1,464)
Total liabilities and members’ equity (deficit)	$13,538	$6,769	$29,237	$25,000	$23,400	$23,938

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	480	412	210	-	-	-
Total current assets	480	412	210	-	-	-
Collectibles	18,000	4,000	11,000	2,239	110	110
Total assets	$18,480	$4,412	$11,210	$2,239	$110	$110

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$19,199	$4,319	$11,755	$2,440	$148	$148
Total liabilities	19,199	4,319	11,755	2,440	148	148

Members’ equity (deficit):
Members’ capital	1,380	612	760	112	-	-
Accumulated deficit	(2,099)	(519)	(1,305)	(313)	(38)	(38)
Total members’ equity (deficit)	(719)	93	(545)	(201)	(38)	(38)
Total liabilities and members’ equity (deficit)	$18,480	$4,412	$11,210	$2,239	$110	$110

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2022

	Shaq Attaq	Kobe AJ Pack	Unallocated	Eliminations	Consolidated
ASSETS
Current assets:
Cash	$-	$-	$2,772	$-	$2,772
Due from related party	-	-	191,091	(322,008)	24,194
Total current assets	-	-	193,863	(322,008)	26,966
Collectibles	700	4,000	86,878	-	2,448,368
Total assets	$700	$4,000	$280,741	$(322,008)	$2,475,334

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$804	$4,312	$205,150	$(322,008)	$2,403,558
Total liabilities	804	4,312	205,150	(322,008)	2,403,558

Members’ equity (deficit):
Members’ capital	35	200	80,200	-	353,730
Accumulated deficit	(139)	(512)	(4,608)	-	(281,954)
Total members’ equity (deficit)	(104)	(312)	75,592	-	71,776
Total liabilities and members’ equity (deficit)	$700	$4,000	$280,741	$(322,008)	$2,475,334

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	35,625	20,640	-	-	-	-
Total current assets	35,625	20,640	-	-	-	-
Collectibles	1,950,750	9,750	6,769	6,769	13,538	7,500
Total assets	$1,986,375	$30,390	$6,769	$6,769	$13,538	$7,500

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$1,956,716	$10,369	$6,800	$6,800	$13,571	$7,532
Total liabilities	1,956,716	10,369	6,800	6,800	13,571	7,532

Members’ equity (deficit):
Members’ capital	133,163	21,128	338	338	677	624
Accumulated deficit	(103,503)	(1,107)	(370)	(370)	(709)	(656)
Total members’ equity (deficit)	29,659	20,021	(31)	(31)	(33)	(32)
Total liabilities and members’ equity (deficit)	$1,986,375	$30,390	$6,769	$6,769	$13,538	$7,500

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	-	-	-	-	11,136	-
Total current assets	-	-	-	-	11,136	-
Collectibles	5,000	36,000	9,500	20,000	12,000	35,000
Total assets	$5,000	$36,000	$9,500	$20,000	$23,136	$35,000

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$5,031	$36,037	$9,532	$20,034	$12,365	$35,037
Total liabilities	5,031	36,037	9,532	20,034	12,365	35,037

Members’ equity (deficit):
Members’ capital	250	1,800	475	1,000	11,736	1,750
Accumulated deficit	(281)	(1,837)	(507)	(1,034)	(965)	(1,787)
Total members’ equity (deficit)	(31)	(37)	(32)	(34)	10,771	(37)
Total liabilities and members’ equity (deficit)	$5,000	$36,000	$9,500	$20,000	$23,136	$35,000

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	-	23,509	-	7,200	22,990	-
Total current assets	-	23,509	-	7,200	22,990	-
Collectibles	35,000	14,000	6,950	6,769	20,038	6,769
Total assets	$35,000	$37,509	$6,950	$13,969	$43,028	$6,769

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$35,037	$14,709	$6,981	$7,014	$20,748	$6,800
Total liabilities	35,037	14,709	6,981	7,014	20,748	6,800

Members’ equity (deficit):
Members’ capital	1,750	24,209	348	7,538	23,992	338
Accumulated deficit	(1,787)	(1,409)	(379)	(583)	(1,711)	(370)
Total members’ equity (deficit)	(37)	22,800	(31)	6,955	22,281	(31)
Total liabilities and members’ equity (deficit)	$35,000	$37,509	$6,950	$13,969	$43,028	$6,769

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	-	-	270	-	-	-
Total current assets	-	-	270	-	-	-
Collectibles	13,538	6,769	27,077	25,000	23,000	23,843
Total assets	$13,538	$6,769	$27,347	$25,000	$23,000	$23,843

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$13,571	$6,800	$27,120	$25,035	$23,035	$23,877
Total liabilities	13,571	6,800	27,120	25,035	23,035	23,877

Members’ equity (deficit):
Members’ capital	677	338	1,624	1,250	1,150	1,192
Accumulated deficit	(709)	(370)	(1,397)	(1,285)	(1,185)	(1,227)
Total members’ equity (deficit)	(33)	(31)	227	(35)	(35)	(35)
Total liabilities and members’ equity (deficit)	$13,538	$6,769	$27,347	$25,000	$23,000	$23,843

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-
Due from related party	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-
Collectibles	18,000	4,000	11,000	2,239	-	-
Total assets	$18,000	$4,000	$11,000	$2,239	$-	$-

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$18,033	$4,031	$11,032	$2,269	$-	$-
Total liabilities	18,033	4,031	11,032	2,269	-	-

Members’ equity (deficit):
Members’ capital	900	200	550	112	-	-
Accumulated deficit	(933)	(231)	(582)	(142)	-	-
Total members’ equity (deficit)	(33)	(31)	(32)	(30)	-	-
Total liabilities and members’ equity (deficit)	$18,000	$4,000	$11,000	$2,239	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021 (AS RESTATED)

	Shaq Attaq	Kobe AJ Pack	Unallocated	Eliminations	Consolidated
ASSETS
Current assets:
Cash	$-	$-	$19,714	$-	$19,714
Due from related party	-	-	150,520	(264,452)	7,438
Total current assets	-	-	170,235	(264,452)	27,153
Collectibles	700	4,000	90,438	-	2,451,709
Total assets	$700	$4,000	$260,673	$(264,452)	$2,478,862

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$730	$4,031	$185,081	$(264,452)	$2,291,307
Total liabilities	730	4,031	185,081	(264,452)	2,291,307

Members’ equity (deficit):
Members’ capital	35	200	80,200	-	319,883
Accumulated deficit	(65)	(231)	(4,608)	-	(132,328)
Total members’ equity (deficit)	(30)	(31)	75,592	-	187,555
Total liabilities and members’ equity (deficit)	$700	$4,000	$260,673	$(264,452)	$2,478,862

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	97,538	488	338	338	677	624
General and administrative	24,676	208	116	116	201	207
Total operating expenses	122,214	696	454	454	878	831

Loss from operations	(122,214)	(696)	(454)	(454)	(878)	(831)
Net loss	$(122,214)	$(696)	$(454)	$(454)	$(878)	$(831)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	250	1,800	475	1,000	600	1,750
General and administrative	101	510	179	324	198	507
Total operating expenses	351	2,310	654	1,324	798	2,257

Loss from operations	(351)	(2,310)	(654)	(1,324)	(798)	(2,257)
Net loss	$(351)	$(2,310)	$(654)	$(1,324)	$(798)	$(2,257)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	1,750	700	348	338	1,002	338
General and administrative	494	207	163	153	302	146
Total operating expenses	2,244	907	511	491	1,304	485

Loss from operations	(2,244)	(907)	(511)	(491)	(1,304)	(485)
Net loss	$(2,244)	$(907)	$(511)	$(491)	$(1,304)	$(485)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	677	338	1,354	1,250	1,150	1,192
General and administrative	201	116	403	345	327	332
Total operating expenses	878	454	1,757	1,595	1,477	1,524

Loss from operations	(878)	(454)	(1,757)	(1,595)	(1,477)	(1,524)
Net loss	$(878)	$(454)	$(1,757)	$(1,595)	$(1,477)	$(1,524)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	900	200	550	112	6	6
General and administrative	265	88	173	59	32	32
Total operating expenses	1,165	288	723	171	38	38

Loss from operations	(1,165)	(288)	(723)	(171)	(38)	(38)
Net loss	$(1,165)	$(288)	$(723)	$(171)	$(38)	$(38)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2022

	Shaq Attaq	Kobe AJ Pack	Unallocated	Consolidated

Revenue	$-	$-	$-	$-
Total revenue	-	-	-	-

Operating expenses:
Management fees	35	200	-	118,323
General and administrative	40	81	-	31,303
Total operating expenses	75	281	-	149,626

Loss from operations	(75)	(281)	-	(149,626)
Net loss	$(75)	$(281)	$-	$(149,626)

The accompanying notes are an integral part of these consolidated and consolidating financial statements

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	97,538	488	338	338	677	624
General and administrative	5,966	619	31	31	33	32
Total operating expenses	103,503	1,107	370	370	709	656

Loss from operations	(103,503)	(1,107)	(370)	(370)	(709)	(656)
Net loss	$(103,503)	$(1,107)	$(370)	$(370)	$(709)	$(656)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	250	1,800	475	1,000	600	1,750
General and administrative	31	37	32	34	365	37
Total operating expenses	281	1,837	507	1,034	965	1,787

Loss from operations	(281)	(1,837)	(507)	(1,034)	(965)	(1,787)
Net loss	$(281)	$(1,837)	$(507)	$(1,034)	$(965)	$(1,787)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	1,750	700	348	338	1,002	338
General and administrative	37	709	31	245	709	31
Total operating expenses	1,787	1,409	379	583	1,711	370

Loss from operations	(1,787)	(1,409)	(379)	(583)	(1,711)	(370)
Net loss	$(1,787)	$(1,409)	$(379)	$(583)	$(1,711)	$(370)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	677	338	1,354	1,250	1,150	1,192
General and administrative	33	31	43	35	35	35
Total operating expenses	709	370	1,397	1,285	1,185	1,227

Loss from operations	(709)	(370)	(1,397)	(1,285)	(1,185)	(1,227)
Net loss	$(709)	$(370)	$(1,397)	$(1,285)	$(1,185)	$(1,227)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough

Revenue	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Management fees	900	200	550	112	-	-
General and administrative	33	31	32	30	-	-
Total operating expenses	933	231	582	142	-	-

Loss from operations	(933)	(231)	(582)	(142)	-	-
Net loss	$(933)	$(231)	$(582)	$(142)	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Shaq Attaq	Kobe AJ Pack	Unallocated	Consolidated

Revenue	$-		$-	$-
Total revenue	-	-	-	-

Operating expenses:
Management fees	35	200	-	118,312
General and administrative	30	31	(3,066)	6,341
Total operating expenses	65	231	(3,066)	124,654

Loss from operations	(65)	(231)	3,066	(124,654)
Net loss	$(65)	$(231)	$3,066	$(124,654)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
Balance, January 1, 2022	$29,659	$20,021	$(31)	$(31)	$(33)	$(32)
Issuance of membership units, net of offering costs	7,425	3,248	-	-	-	1,130
Net loss	(122,214)	(696)	(454)	(454)	(878)	(831)
Balance at December 31, 2022	$(85,130)	$22,573	$(485)	$(485)	$(910)	$267

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
Balance, January 1, 2022	$(31)	$(37)	$(32)	$(34)	$10,771	$(37)
Issuance of membership units, net of offering costs	432	1,275	1,690	2,490	951	2,130
Net loss	(351)	(2,310)	(654)	(1,324)	(798)	(2,257)
Balance at December 31, 2022	$50	$(1,073)	$1,004	$1,132	$10,925	$(164)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
Balance, January 1, 2022	$(37)	$22,800	$(31)	$6,955	$22,281	$(31)
Issuance of membership units, net of offering costs	1,395	-	2,660	2,180	1,122	1,800
Net loss	(2,244)	(907)	(511)	(491)	(1,304)	(485)
Balance at December 31, 2022	$(886)	$21,893	$2,118	$8,644	$22,099	$1,284

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
Balance, January 1, 2022	$(33)	$(31)	$227	$(35)	$(35)	$(35)
Issuance of membership units, net of offering costs	-	-	1,890	432	400	95
Net loss	(878)	(454)	(1,757)	(1,595)	(1,477)	(1,524)
Balance at December 31, 2022	$(910)	$(485)	$360	$(1,198)	$(1,111)	$(1,464)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
Balance, January 1, 2022	$(33)	$(31)	$(32)	$(30)	$-	$-
Issuance of membership units, net of offering costs	480	412	210	-	-	-
Net loss	(1,165)	(288)	(723)	(171)	(38)	(38)
Balance at December 31, 2022	$(719)	$93	$(545)	$(201)	$(38)	$(38)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2022

	Shaq Attaq	Kobe AJ Pack	Unallocated	Consolidated
Balance, January 1, 2022	$(30)	$(31)	$75,592	$187,555
Issuance of membership units, net of offering costs	-	-	-	33,847
Net loss	(75)	(281)	-	(149,626)
Balance at December 31, 2022	$(104)	$(312)	$75,592	$71,776

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
Balance, January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	35,625	20,640	-	-	-	-
Deemed contribution from Manager	97,538	488	338	338	677	624
Net loss	(103,503)	(1,107)	(370)	(370)	(709)	(656)
Balance at December 31, 2021	$29,659	$20,021	$(31)	$(31)	$(33)	$(32)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
Balance, January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	-	-	-	11,136	-
Deemed contribution from Manager	250	1,800	475	1,000	600	1,750
Net loss	(281)	(1,837)	(507)	(1,034)	(965)	(1,787)
Balance at December 31, 2021	$(31)	$(37)	$(32)	$(34)	$10,771	$(37)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
Balance, January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	23,509	-	7,200	22,990	-
Deemed contribution from Manager	1,750	700	348	338	1,002	338
Net loss	(1,787)	(1,409)	(379)	(583)	(1,711)	(370)
Balance at December 31, 2021	$(37)	$22,800	$(31)	$6,955	$22,281	$(31)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
Balance, January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	-	270	-	-	-
Deemed contribution from Manager	677	338	1,354	1,250	1,150	1,192
Net loss	(709)	(370)	(1,397)	(1,285)	(1,185)	(1,227)
Balance at December 31, 2021	$(33)	$(31)	$227	$(35)	$(35)	$(35)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
Balance, January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	-	-	-	-	-
Deemed contribution from Manager	900	200	550	112	-	-
Net loss	(933)	(231)	(582)	(142)	-	-
Balance at December 31, 2021	$(33)	$(31)	$(32)	$(30)	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Shaq Attaq	Kobe AJ Pack	Unallocated	Consolidated
Balance, January 1, 2021	$-	$-	$72,325	$72,325
Issuance of membership units, net of offering costs	-		-	121,370
Deemed contribution from Manager	35	200	200	118,512
Net loss	(65)	(231)	3,066	(124,654)
Balance at December 31, 2021	$(30)	$(31)	$75,592	$187,555

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
Cash flows from operating activities:
Net loss	$(122,214)	$(696)	$(454)	$(454)	$(878)	$(831)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	(7,425)	(3,248)	-	-	-	(1,130)
Due to related party	122,214	696	454	454	878	831
Net cash used in operating activities	(7,425)	(3,248)	-	-	-	(1,130)
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	7,425	3,248	-	-	-	1,130
Net cash provided by financing activities	7,425	3,248	-	-	-	1,130
Net change in cash			-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
Cash flows from operating activities:
Net loss	$(351)	$(2,310)	$(654)	$(1,324)	$(798)	$(2,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	(432)	(1,600)	(1,690)	(2,490)	(951)	(2,130)
Due to related party	351	2,635	654	1,324	798	2,257
Net cash used in operating activities	(432)	(1,275)	(1,690)	(2,490)	(951)	(2,130)
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	432	1,275	1,690	2,490	951	2,130
Net cash provided by financing activities	432	1,275	1,690	2,490	951	2,130
Net change in cash	-	-	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
Cash flows from operating activities:
Net loss	$(2,244)	$(907)	$(511)	$(491)	$(1,304)	$(485)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	(1,395)	-	(2,660)	(2,180)	(1,122)	(1,800)
Due to related party	2,244	907	511	491	1,304	485
Net cash used in operating activities	(1,395)	-	(2,660)	(2,180)	(1,122)	(1,800)
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	1,395	-	2,660	2,180	1,122	1,800
Net cash provided by financing activities	1,395	-	2,660	2,180	1,122	1,800
Net change in cash		-	-	-		-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
Cash flows from operating activities:
Net loss	$(878)	$(454)	$(1,757)	$(1,595)	$(1,477)	$(1,524)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	-	-	(1,890)	-	(400)	(95)
Due to related party	878	454	1,757	1,163	1,477	1,524
Net cash used in operating activities	-	-	(1,890)	(432)	(400)	(95)
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	1,890	432	400	95
Net cash provided by financing activities	-	-	1,890	432	400	95
Net change in cash	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
Cash flows from operating activities:
Net loss	$(1,165)	$(288)	$(723)	$(171)	$(38)	$(38)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	(480)	(412)	(210)	-	-	-
Due to related party	1,165	288	723	171	148	148
Net cash used in operating activities	(480)	(412)	(210)	-	110	110
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	(110)	(110)
Net cash used in investing activities	-	-	-	-	(110)	(110)
Cash flows from financing activities:
Issuance of membership units, net of offering costs	480	412	210	-	-	-
Net cash provided by financing activities	480	412	210	-	-	-
Net change in cash				-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2022

	Shaq Attaq	Kobe AJ Pack	Unallocated	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(75)	$(281)	$-	$-	$(149,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due from related party	-	-	(40,571)	57,555	(16,756)
Due to related party	75	281	23,629	(57,555)	115,813
Net cash used in operating activities	-	-	(16,942)	-	(50,569)
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	(220)
Net cash used in investing activities	-	-	-	-	(220)
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	-	-	33,847
Net cash provided by financing activities	-	-	-	-	33,847
Net change in cash	-	-	(16,942)	-	(16,942)
Cash at beginning of year	-	-	19,714	-	19,714
Cash at end of year	$-	$-	$2,772	$-	$2,772

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Non-cash sales of collectibles to reduce to due to related party balance	$-	$-	$3,560	$-	$3,560

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Grammy	Holy Grail	Deadstock	Born and BRED	Windy City Series	OG AF1 PACK
Cash flows from operating activities:
Net loss	$(103,503)	$(1,107)	$(370)	$(370)	$(709)	$(656)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	97,538	488	338	338	677	624
Changes in assets and liabilities:
Due from related party	(35,625)	(20,640)	-	-	-	-
Due to related party	5,966	619	31	31	33	32
Net cash provided by (used in) operating activities	(35,625)	(20,640)	-	-	-	-
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	35,625	20,640	-	-	-	-
Net cash provided by financing activities	35,625	20,640	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$1,950,750	$-	$-	$-	$-	$2,525

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Mamba	OVO Pack	DR J Pack	Off-White The Ten	Silicon Valley	UNDFTDAJ4
Cash flows from operating activities:
Net loss	$(281)	$(1,837)	$(507)	$(1,034)	$(965)	$(1,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	250	1,800	475	1,000	600	1,750
Changes in assets and liabilities:
Due from related party	-	-	-	-	(11,136)	-
Due to related party	31	36,037	32	20,034	365	35,037
Net cash provided by (used in) operating activities	-	36,000	-	20,000	(11,136)	35,000
Cash flows from investing activities:
Purchases of collectibles	-	(36,000)	-	(20,000)	-	(35,000)
Net cash used in investing activities	-	(36,000)	-	(20,000)	-	(35,000)
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	-	-	11,136	-
Net cash provided by financing activities	-	-	-	-	11,136	-
Net change in cash	-	-	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Usher Jordan Pack	Hova	Legacy	Speedboat	The Goats	North Carolina
Cash flows from operating activities:
Net loss	$(1,787)	$(1,409)	$(379)	$(583)	$(1,711)	$(370)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	1,750	700	348	338	1,002	338
Changes in assets and liabilities:
Due from related party	-	(23,509)	-	(7,200)	(22,990)	-
Due to related party	37	709	31	245	709	31
Net cash provided by (used in) operating activities	-	(23,509)	-	(7,200)	(22,990)	-
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	23,509	-	7,200	22,990	-
Net cash provided by financing activities	-	23,509	-	7,200	22,990	-
Net change in cash	-		-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$35,000	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	85 Boxed Jordan	85 Chicago B-Grade	85 AJ Colors Pack	Air Jordan Kobe PE Pack 3/8	Air Yeezy 2 Collection	DJ AM Collection
Cash flows from operating activities:
Net loss	$(709)	$(370)	$(1,397)	$(1,285)	$(1,185)	$(1,227)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	677	338	1,354	1,250	1,150	1,192
Changes in assets and liabilities:
Due from related party	-	-	(270)	-	-	-
Due to related party	33	31	43	35	35	35
Net cash provided by (used in) operating activities	-	-	(270)	-	-	-
Cash flows from investing activities:
Purchases of collectibles	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	270	-	-	-
Net cash provided by financing activities	-	-	270	-	-	-
Net change in cash	-	-	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$-	$-	$-	$25,000	$23,000	$23,843

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Eminem AJ 4	Music Box AF1	Nipsey AJ3	Rookie Of The Year	SB Mummy Dunk	SB Strawberry Cough
Cash flows from operating activities:
Net loss	$(933)	$(231)	$(582)	$(142)	$-	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	900	200	550	112	-	-
Changes in assets and liabilities:
Due from related party	-	-	-	-	-	-
Due to related party	18,033	4,031	11,032	2,269	-	-
Net cash provided by (used in) operating activities	18,000	4,000	11,000	2,239	-	-
Cash flows from investing activities:
Purchases of collectibles	(18,000)	(4,000)	(11,000)	(2,239)	-	-
Net cash used in investing activities	(18,000)	(4,000)	(11,000)	(2,239)	-	-
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2021 (AS RESTATED)

	Shaq Attaq	Kobe AJ Pack	Unallocated	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(65)	$(231)	$3,066	$-	$(124,654)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	35	200	200	-	118,512
Changes in assets and liabilities:
Due from related party	-	-	(150,520)	264,452	(7,438)
Due to related party	30	4,031	237,056	(264,452)	112,250
Net cash provided by (used in) operating activities	-	4,000	89,801	-	98,670
Cash flows from investing activities:
Purchases of collectibles	-	(4,000)	(70,700)	-	(200,939)
Net cash used in investing activities	-	(4,000)	(70,700)	-	(200,939)
Cash flows from financing activities:
Issuance of membership units, net of offering costs	-	-	-	-	121,370
Net cash provided by financing activities	-	-	-	-	121,370
Net change in cash	-	-	19,102	-	19,102
Cash at beginning of year	-	-	612	612	612
Cash at end of year	$-	$-	$19,714	$612	$19,714

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$-	$-	$-	$-	$2,060,118

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

370 MARKETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed June 29, 2020. The Company shall be defined as 370 Markets, LLC and its Series. Rares Markets has been formed to permit public investment in specific underlying assets, each of which (or groups of which, as the case may be) will be owned by a separate Series of the Company that the Company intends to establish. Each Series will hold the specific underlying asset that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company. The Company’s core business will be the identification, acquisition, marketing, and management of individual underlying assets for the benefit of the investors. Each Series is intended to own either a single asset or a group of assets. These underlying assets may be referred to herein, collectively, as the “underlying assets” or each, individually, as an “underlying asset.”

370 Legacy Inc., a Delaware corporation, is the Manager of the Company and each of the Series of the Company. 370 Legacy, Inc. also owns and operates a mobile app-based investment platform and website called Rares (the Rares Platform and any successor platform used by the Company for the offer and sale of units is known as the “Rares Platform”) through which the units of each of our Series are offered and sold.

As of December 31, 2022, the Company had not generated revenue. The Company’s activities since inception have consisted of the acquisition of collectible assets and capital raising activities. As the Company looks to expand its principal operations, it will incur significant additional expenses, and acquire substantial assets. The Company is dependent upon additional capital resources for the expansion of its current operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

The Company’s Series consist of the following:

Series Name	Qualification Date (1)
85 AJ Colors Pack	3/24/2021
Born and BRED	3/24/2021
Deadstock	3/24/2021
Grammy	3/24/2021
Holy Grail	3/24/2021
Legacy	3/24/2021
Mamba	3/24/2021
Rookie Of The Year	3/24/2021
Silicon Valley	3/24/2021
Speedboat	3/24/2021
The Goats	3/24/2021
North Carolina	3/24/2021
Windy City	3/24/2021
Hova	9/10/2021
85 Boxed Jordan	3/29/2022
85 Chicago B-Grade	3/29/2022
Air Jordan Kobe PE Pack	3/29/2022
Air Yeezy 2 Collection	3/29/2022
DJ AM Collection	3/29/2022
Dr J Pack	3/29/2022
Eminem AJ 4	3/29/2022
Music Box AF1	3/29/2022
Nipsey AJ3	3/29/2022
OG AF1 Pack	3/29/2022
OVO Pack	3/29/2022
SB Mummy Dunk	3/29/2022
SB Strawberry Cough	3/29/2022
Shaq Attaq	3/29/2022
Kobe AJ Pack	3/29/2022
UNDFTD AJ4	3/29/2022
Off-White The Ten	3/29/2022
Usher Gold Pack	3/29/2022

(1) The date on which the offering was initially qualified by the Securities and Exchange Commission.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of 370 Markets, LLC and the Series listed in Note 1. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s financial instruments, such as cash, and due to/from related party approximate fair values due to the short-term nature of these instruments.

Collectibles

Collectible assets (“Underlying Assets”) are recorded at cost. The cost includes the purchase price, sales tax and shipping and delivery costs.

The Company treats the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the estimated future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

As of December 31, 2022 and 2021, the Company determined that none of its collectibles are impaired.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

To date, the Company has not generated any revenue.

Management Fees

Each Series will pay the Manager an annual fee of 5% of the post offering value of the underlying assets as compensation for identifying and managing the acquisition of the underlying assets.

Operating Expenses

Upon a closing of an offering, each Series closed will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “operating expenses”):

(i) any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset(s), including taxes, fees, storage, security, valuation, custodial, marketing, maintenance, refurbishment, perfection of title and utilization of the underlying asset;

(ii) fees, costs, and expenses incurred in connection with preparing any reports and accounts of the Series, including any blue sky filings required in certain states and any annual audit of the accounts of such Series (if applicable);

(iii) fees, costs, and expenses of a third-party registrar and transfer agent appointed in connection with the Series;

(iv) fees, costs, and expenses incurred in connection with making any tax filings on behalf of the Series;

(v) any indemnification payments;

(vi) any and all insurance premiums or expenses incurred in connection with the underlying asset(s); and

(vii) any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

If the operating expenses exceed the amount of revenues generated from the underlying asset and cannot be covered by any operating expense reserves on the balance sheet of the underlying asset, the Manager may (a) pay such operating expenses and not seek reimbursement which will be recorded as expense of the Series and contributed capital from the Manager, (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series, and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, offering expenses, acquisition expenses, operating expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of underlying assets or the number of membership units, as reasonably determined by the Manager or as otherwise set forth in the allocation policy.

General and Administrative Expenses

General and administrative expenses include operating costs pertaining to the Series such as listing fees, shipping costs, storage, and custodian charges.

Comprehensive Income

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income is equal to net income.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated and consolidating financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated and consolidating financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state, and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Recently Issued and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted the updates upon inception and the adoption of the standard had no effect on their consolidated and consolidating financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception and it did not have a material impact on their consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The previously issued financial statements as of and for the year ended December 31, 2021 have been restated to present consolidating and consolidated financial statements.

An adjustment was made to record a due from related party for amounts owed from the Manager pertaining to membership contributions owed to the Series. An adjustment was made to record certain collectibles purchased by the Manager on behalf of a Series, with a corresponding increase to due to related party. An adjustment was made to reclassify accounts payable to due to related party. An adjustment was made to record the correct amount of membership contributions as of December 31, 2021.

An adjustment was made to record management fee expenses incurred by the Series, with a corresponding increase to members’ capital to reflect deemed contributions by the Manager. An adjustment was made to reflect the correct operating expenses incurred by the Series.

Below is a summary of the adjustments made to the December 31, 2021 consolidated financial statements:

	Consolidated
		Previously
	Restated	Issued	Difference
ASSETS
Current assets:
Cash	$19,714	$19,714	$-
Due from related party	7,438	-	7,438
Total current assets	27,153	19,714	7,439
Collectibles	2,451,709	2,353,355	98,354
Total assets	$2,478,862	$2,373,070	$105,792

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Due to related party	$2,291,307	$2,192,911	$98,396
Accounts payable	-	111,620	(111,620)
Total liabilities	2,291,307	2,304,532	(13,225)

Members’ equity (deficit):
Members’ capital	319,883	-	319,883
Accumulated deficit	(132,328)	-	(132,328)
Total members’ equity (deficit)	187,555	68,538	119,017
Total liabilities and members’ equity (deficit)	$2,478,862	$2,373,070	$105,792

	Consolidated
		Previously
	Restated	Issued	Adjustment
Revenue	$-	$-	$-
Total revenue	-	-	-

Operating expenses:
Management fees	118,312	-	118,312
General and administrative	6,341	10,533	(4,192)
Total operating expenses	124,654	10,533	114,121

Loss from operations	(124,654)	(10,533)	(114,121)
Tax provision	-	(300)	300
Net loss	$(124,654)	$(10,833)	$(238,474)

	Consolidated
		Previously
	Restated	Issued	Adjustment
Balance, January 1, 2021	$72,325	$79,371	$(7,046)
Issuance of membership units, net of offering costs	121,370	-	121,370
Deemed contribution from Manager	118,512	-	118,512
Net loss	(124,654)	(10,833)	(113,821)
Balance at December 31, 2021	$187,555	$68,538	$119,017

	Consolidated
		Previously
	Restated	Issued	Adjustment

Cash flows from operating activities:
Net loss	$(124,654)	$(91,353)	$(33,301)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash expenses incurred as deemed contribution by Manager	118,512	-	118,512
Changes in assets and liabilities:
Increase (decrease) in accounts payable	-	111,620	(111,620)
Due from related party	(7,438)	-	(7,438)
Due to related party	112,250	-	112,250
Net cash provided by (used in) operating activities	98,670	20,267	78,403
Cash flows from investing activities:
Purchases of collectibles	(200,939)	(2,180,277)	1,979,338
Net cash used in investing activities	(200,939)	(2,180,277)	1,979,338
Cash flows from financing activities:
Issuance of membership units, net of offering costs	121,370	-	121,370
Proceeds from (repayment of) related party / officer financing	-	2,179,112	(2,179,112)
Net cash provided by financing activities	121,370	2,179,112	(2,057,742)
Net change in cash	19,102	19,102	-
Cash at beginning of year	612	612	-
Cash at end of year	$19,714	$19,714	$-

Supplemental disclosure of non-cash investing activities:
Advance from related party for purchase of collectibles	$2,060,118	$-	$2,060,118

NOTE 4: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, limited cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon their ability to obtain financing from the Manager. However, there are assurances that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: COLLECTIBLES

The Company’s collectibles consist of rare shoes owned by the Company.

As of December 31, 2022 and 2021, there was an aggregate of $2,448,368 and $2,451,708 in collectibles, respectively, of which $86,878 and $90,438, respectively, were not yet allocated to a particular series.

NOTE 6: MEMBERS’ EQUITY

Each Series is managed by 370 Legacy, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of the Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

At the final closing of each Offering, The Manager will own at least 2% of the shares of each Series. However, the Manager may sell some or all of the shares acquired in such Series after the closing of a Series’ Offering.

During the years ended December 31, 2022 and 2021, proceeds from the issuance of membership units, net of offering costs, into certain Series totaled $33,847 and $121,370, respectively.

During the year ended December 31, 2021, the Company recorded $118,312 in deemed contributions from the Manager pertaining to management fees incurred for each Series (see Note 7).

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, 370 Legacy, Inc. is a managing member with common management of the Series.

Due from (to) Related Party

Each Series, as well as the unallocated series, enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating, investing and financing activities. As of December 31, 2022 and 2021, certain Series owed an aggregate of $2,372,518 and $2,260,487, respectively, to the Manager, including the initial funding to acquire collectible assets as well as general and administrative expenses incurred by the Manager on behalf of the Company. General and administrative expenses incurred by the Manager included listing fees, shipping costs, storage and custodian charges. As of December 31, 2022 and 2021, certain Series were owed an aggregate of $24,194 and $7,438, respectively, pertaining to Series membership contributions held by the Manager. The advances are non-interest bearing with no stated repayment terms and are considered due on demand.

As of December 31, 2022 and 2021, the Company owed the founder and Chief Executive Officer $31,040 and $30,820, respectively, which is included in due to related party on the consolidated and consolidating balance sheets. The advances are non-interest bearing with no stated repayment terms and are considered due on demand.

Management Fees

During the year ended December 31, 2022 and 2021, the Company incurred $118,323 and $118,312 in management fees to the Manager, respectively. In 2021, these amounts were recorded as deemed contributions from the Manager. In 2022, these amounts are included in due to related party on the consolidated and consolidating balance sheets.

NOTE 8: SUBSEQUENT EVENTS

From January 1, 2023 through the issuance date of these consolidating and consolidated financial statements, certain Series have purchased an aggregate of $16,263 in collectibles.

Item 8. Exhibits

The documents listed in the Exhibit Index of this Annual Report are incorporated by reference or are filed with this Annual Report, in each case as indicated below.

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Charter (including amendments)*
2.2	Operating Agreement (including amendments)*
2.3	Form of Series Designation**
4.1	Form of Subscription Agreement*
9.1	Letter re change in certifying accountant from IndigoSpire CPA Group dated April 26, 2023

*	Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on March 9, 2021, and incorporated by reference herein.
**	Previously filed as an Exhibit to the Company’s Form 1-A POS filed with the Commission on March 16, 2022

SIGNATURES

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

370 Markets, LLC

By:	/s/ Gerome Daren Sapp
Chief Executive Officer and Director

This report has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Gerome Daren Sapp
Gerome Daren Sapp
Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer) and Director
May 1, 2023

By:	/s/ Hector N. Tantoh
Hector N. Tantoh
Chief Marketing Officer
May 1, 2023